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                                                                      EXHIBIT 99

[DSI TOYS LOGO]                   NEWS RELEASE


                                                         CONTACT: DSI TOYS, INC.
                                                            Robert L. Weisgarber
                                                         Chief Financial Officer
                                                         (713) 365-9900 ext. 112


            DSI TOYS, INC. ESTABLISHES RESERVE FOR KMART RECEIVABLES


      HOUSTON (JANUARY 28, 2002) - DSI TOYS, INC. (NASDAQ:DSIT) announced today that the Company will establish a special reserve, currently estimated to be in the amount of $1.3 Million, due to the Kmart Corp. Chapter 11 bankruptcy. As of Kmart's filing, the Company had Kmart receivables in the amount of $1.6 Million.

      "It is unfortunate that Kmart had to seek Chapter 11 relief, " said Robert
L. Weisgarber, DSI's chief financial officer. "Our fourth quarter results will be negatively affected by their action. DSI's sales for the fourth quarter were up over 8% from the same period of 2000, but this reserve will reduce net earnings."

      The Company designs, develops, markets and distributes high quality, innovative dolls, toys and consumer electronics products. Core products include TECH-LINK(R) communications products, Kawasaki(R) electronic musical instruments, GEARHEAD(R) remote control vehicles, LAZERDOODLE(TM) electronic drawing toy and a full range of special feature doll brands including SWEET FAITH(R), PRIDE & JOY(R), TOO CUTE TWINS(TM), SASSY SECRETS(TM), SOMERSAULT SARA(TM), HUSH LI'L BABY(R), LITTLE DARLINGS(R) and the ELITE(R) brand of LIFETIME PLAY DOLLS(TM). The Company's Web site can be reached at HTTP://WWW.DSITOYS.COM.

      SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS ABOUT PLANS AND EXPECTATIONS REGARDING PRODUCTS AND OPPORTUNITIES, DEMAND AND ACCEPTANCE OF NEW AND EXISTING PRODUCTS, CAPITAL RESOURCES, AND FUTURE FINANCIAL CONDITION AND RESULTS ARE FORWARD-LOOKING. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, WHICH MAY CAUSE DSI'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED. THESE UNCERTAINTIES AND RISKS INCLUDE CHANGING CONSUMER PREFERENCES, LACK OF SUCCESS OF NEW PRODUCTS, LOSS OF DSI'S CUSTOMERS, COMPETITION, AND OTHER FACTORS DISCUSSED FROM TIME TO TIME IN DSI'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


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